As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-275892

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia	1090	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 271049
Littleton, Colorado 80127
(720) 278-2460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brent D. Berg
President and Chief Executive Officer
P.O. Box 271049
Littleton, Colorado 80127
(720) 278-2460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Brian Boonstra, Esq.
Edward Shaoul, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-7348

From time to time after the effective date of this registration statement as determined by market conditions

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-1 of Rare Element Resources Ltd. (File No. 333-275892) (the “Registration Statement”) is being filed as an exhibit-only filing solely to file a revised Exhibit 8.1 opinion. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the referenced exhibits. The prospectus and the balance of the Registration Statement are unchanged hereby and have been omitted.

Item 16.   Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.2	Certificate of Name Change (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.3	Articles (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
4.1	Form of Subscription Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
5.1	Opinion of Fasken Martineau DuMoulin LLP (incorporated by reference to Exhibit 5.1 to the Company’s Form S-1/A as filed with the SEC on January 10, 2024)
8.1+	Opinion of Davis Graham & Stubbs LLP
10.1	Asset Purchase Agreement, dated as of October 20, 2016, by and between Rare Element Resources, Inc. and Whitehall Creek, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 26, 2016)
10.1.1	First Amendment to Asset Purchase Agreement, dated as of October 25, 2021, by and between Rare Element Resources, Inc. and Whitehall Creek, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 27, 2021)
10.2	Investment Agreement, dated October 2, 2017, by and between the Company and Synchron (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017)
10.3	Intellectual Property Rights Agreement, dated October 2, 2017, by and between the Company and Synchron (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017)
10.4	Cost Share Funding Assumption Agreement entered into on November 30, 2021 by and between General Atomics and Rare Element Resources, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 2, 2021)
10.5	Funding Agreement, dated as of June 6, 2023, by and between Rare Element Resources, Inc. and the Wyoming Energy Authority (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023)
10.6*	10% Rolling Stock Option Plan of the Company, as Amended and Restated on April 7, 2020 (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020)
10.7*	Rare Element Resources Ltd. 2022 Equity Incentive Plan (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022)
10.8*	Employment Agreement, dated as of October 17, 2022 and effective as of November 1, 2022, by and between Rare Element Resources, Inc. and Brent Berg (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 19, 2022)
10.9*	Employment Agreement, effective January 1, 2018, by and between Rare Element Resources, Inc. and Randall J. Scott (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 26, 2018)
10.9.1*	First Amendment to Employment Agreement, effective as of June 27, 2022, by and between Rare Element Resources, Inc. and Randall J. Scott (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 29, 2022)

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Exhibit Number	Description
10.10*	Form of Consulting Agreement by and between Rare Element Resources, Inc. and Randall J. Scott (incorporated by reference to Exhibit A to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 29, 2022)
10.11*	Employment Agreement, dated as of March 28, 2022, by and between Rare Element Resources, Inc. and Wayne Rich (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 31, 2022)
10.12*	Professional Consulting Agreement, dated as of February 17, 2021, by and between Rare Element Resources, Inc. and Kelli Kast as amended effective January 1, 2022 and January 1, 2023 (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2023)
10.12.1*	Letter Agreement Amendment, dated as of February 3, 2023, to Professional Consulting Agreement, dated as of February 17, 2021, by and between Rare Element Resources, Inc. and Kelli Kast (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2023)
10.13*	Form of Indemnity Agreement (Directors and Officers) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2021)
16.1	Letter from BDO USA, LLP, dated as of August 4, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on August 4, 2022)
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
23.1	Consent of Independent Registered Public Accounting Firm (Haynie & Company; Salt Lake City, UT, PCAOB ID#457) (incorporated by reference to Exhibit 23.1 to the Company’s Form S-1/A as filed with the SEC on February 6, 2024)
23.2	Consent of Independent Registered Public Accounting Firm (BDO USA, P.C.; Spokane, WA; PCAOB ID #243) (incorporated by reference to Exhibit 23.2 to the Company’s Form S-1/A as filed with the SEC on February 6, 2024)
23.3	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 8.1)
24.1	Power of Attorney (incorporated by reference to Power of Attorney included in the signature page to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
99.1	Form of Letter to Shareholders Who Are Record Holders (incorporated by reference to Exhibit 99.1 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
99.2	Form of Letter to Shareholders Who Are Beneficial Holders (incorporated by reference to Exhibit 99.2 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
99.3	Form of Letter to Clients of Shareholders Who Are Beneficial Holders (incorporated by reference to Exhibit 99.3 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
99.4	Form of Beneficial Owner Election Form (incorporated by reference to Exhibit 99.4 to the Company’s Form S-1 as filed with the SEC on December 5, 2023)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Form S-1/A as filed with the SEC on January 10, 2024)

+	Filed herewith.

*	Indicates a management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Casper, State of Wyoming on February 9, 2024.

RARE ELEMENT RESOURCES LTD.

By:	/s/ Brent D. Berg
	Name:	Brent D. Berg
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent D. Berg Brent D. Berg	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2024
/s/ Wayne E. Rich Wayne E. Rich	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2024
/s/ Gerald W. Grandey* Gerald W. Grandey	Chairman of the Board of Directors	February 9, 2024
/s/ Barton S. Brundage* Barton S. Brundage	Director	February 9, 2024
/s/ Nicole J. Champine* Nicole J. Champine	Director	February 9, 2024
/s/ Paul J. Hickey* Paul J. Hickey	Director	February 9, 2024
/s/ Kelli C. Kast* Kelli C. Kast	Director	February 9, 2024
/s/ David I. Roberts* David I. Roberts	Director	February 9, 2024
* /s/ Brent D. Berg Brent D. Berg	Attorney-in-Fact	February 9, 2024

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